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                                                                     Exhibit 10c

              AMENDED AND RESTATED AGREEMENT FOR EXCHANGE OF STOCK

                                     BETWEEN

                                  DAVID WALLACE

                                       AND

                               POWERTEL USA, INC.

                                    REGARDING

                          VIVA TELECOMMUNICATIONS, INC.
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              AMENDED AND RESTATED AGREEMENT FOR EXCHANGE OF STOCK

         This agreement ("AGREEMENT") is entered into as of February 12, 1998 by and among (i) VIVA TELECOMMUNICATIONS, INC. ("VIVATEL"), a corporation incorporated under the laws of Nevada (hereinafter referred to as "VIVATEL" or "CORPORATION") with its principal place of business situated in Tucson, Arizona,
(ii) POWERTEL USA, INC., a corporation incorporated under the laws of Delaware with its principal place of business situated in East Lansing, Michigan ("POWERTEL" or "BUYER"), and (iii) DAVID L. WALLACE, an individual residing in Sarasota, Florida ("SELLER"), who owns 100% of the issued and outstanding Common Stock of VIVATEL.

                                    RECITALS

         WHEREAS, SELLER is the owner of 100% the issued and outstanding shares of the CORPORATION; and

         WHEREAS, the CORPORATION is engaged in the business of purchasing and reselling long distance telecommunication services and related activities ("BUSINESS"); and

         WHEREAS, SELLER desires to exchange with BUYER common stock of BUYER in exchange for 100% of the common stock of the CORPORATION and BUYER desires to exchange stock as noted above; and

         WHEREAS, for federal income tax purposes, it is intended that this transaction shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the CORPORATION desires to guarantee the obligations of SELLER pursuant to this AGREEMENT; and

         WHEREAS, BUYER and SELLER have previously entered into a written agreement for the exchange of 100% of the issued and outstanding stock of VIVATEL in exchange for common stock of the BUYER (the "Prior Agreement"); and

         WHEREAS, BUYER and SELLER desire to amend and modify the Prior
Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the payment of $100.00 to SELLER by POWERTEL, the receipt and sufficiency of which is hereby acknowledged, the exchange of stock pursuant to this Agreement and the representations, warranties, covenants, and mutual promises contained herein, the parties hereto, intending to be legally bound, do agree as follows:
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                                   SECTION 1.

                           EXCHANGE OF SHARES OF STOCK

         1.1 Purchase. SELLER shall tender to BUYER 100% of the issued and outstanding shares of common stock of the CORPORATION ("SHARES") in consideration of the receipt of POWERTEL common stock as set forth in Section 2 of this AGREEMENT.

         1.2 Conveyance of Title. The conveyance of title to the SHARES shall be effected by the delivery of the stock certificates therefor at the closing duly endorsed for transfer to BUYER or with duly executed stock powers attached.

         1.3 Exclusive Nature of Agreement. This AGREEMENT shall preclude and restrict SELLER from entertaining other offers of sale or exchange of the SHARES.

                                   SECTION 2.

                  CONSIDERATION TO BE PAID TO SELLER; SECURITY

         2.1 Purchase Price for Shares. In consideration of the tender to the BUYER of 100% of the issued and outstanding common stock of the CORPORATION, BUYER shall tender to SELLER, Class A Common Stock of the BUYER in an amount equal to One (1%) percent of the issued and outstanding common stock of the BUYER computed as of the close of business on the date of CLOSING as set forth in Section 9 of this AGREEMENT. In the event that POWERTEL, as a result of its Plan of Reorganization, issues additional Class A Common Stock or effects a reverse stock split, the number of shares of Class A Common Stock issued to SELLER shall be adjusted such that SELLER own 1.0% of the issued and outstanding Class A Common Stock of BUYER subsequent to implementation of the Plan of Reorganization.

         2.2 Prohibition on Transfer of Common Stock. The Common Stock to be issued to the SELLER by the BUYER has not been registered pursuant to Section 5 of the Securities Act of 1933, and there is no duty or obligation on the part of the BUYER to affect such registration. Each stock certificate shall bear the following conspicuous legend:

                  THE COMMON STOCK REPRESENTED BY THE CERTIFICATE HAS NOT BEEN REGISTERED PURSUANT TO SECTION 5 OF THE SECURITIES ACT OF 1933 OR ANY ANALYSIS STATE STATUTE. SALE, TRANSFER, HYPOTHECATION, PLEDGE OR CONVEYANCE OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS STRICTLY PROHIBITED UNLESS AND UNTIL EITHER (A) THE SHARES REPRESENTED BY THE CERTIFICATE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                  SECTION 5 OF THE SECURITIES ACT OF 1933 AND, AS REQUIRED, BY ANY ANALOGOUS STATE STATUTE, OR (B) THE SHAREHOLDER SUBSTANTIATES THAT THERE IS A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENT AND


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                  SUBSTANTIATES SUCH EXEMPTION BY MEANS OF A LEGAL OPINION
                  SATISFACTORY IN FORM AND SUBSTANCE TO BOTH THE ISSUER (POWERTEL USA, INC.) AND ITS LEGAL COUNSEL. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A CONTINGENT RECONVEYANCE OBLIGATION TO THE ISSUER PURSUANT TO THE TERMS OF AN AGREEMENT DATED DECEMBER 1, 1997. INFORMATION ABOUT THAT AGREEMENT MAY BE OBTAINED ON A CONFIDENTIAL BASIS, FROM THE ISSUER. QUESTIONS REGARDING THIS RESTRICTION ON TRANSFER SHOULD BE DIRECTED TO:

                               PowerTel USA, Inc.
                               c/o Walter & Haverfield P.L.L.
                               1300 Terminal Tower
                               Cleveland, Ohio 44113
                               Attn: Van P. Carter, Esq.

         SELLER specifically acknowledges that the Common Shares which SELLER will receive are subject to significant transfer restrictions. In addition, SELLER acknowledges that SELLER may be deemed to be an "insider" or "control person" for purposes of the Securities Act of 1933 and/or the Securities Exchange Act of 1934. SELLER represents and warrants that SELLER will comply with all applicable provisions of the federal and state securities laws including, but not limited to, the Securities Act of 1933 and the Securities Exchange Act of 1934. BUYER represent that he is acquiring the POWERTEL Class A Common Stock with the intent of holding such securities indefinitely and not with the intention of distributing same.

                                   SECTION 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Unless otherwise set forth in writing to BUYER, SELLER represents and warrants to the best of his knowledge as follows:

         3.1 Corporate Status. CORPORATION is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the power and authority to own its properties and to conduct its business as now being conducted. The CORPORATION does not have any subsidiaries and does not own any stock in any other corporation or have any investments in any partnerships or joint ventures.

         3.2 Capitalization. The authorized stock of CORPORATION consists solely of 25,000 shares of common stock with par value of $0.0001 per share of which only the SHARES are issued and outstanding. The SHARES constitute all of the issued and outstanding shares of stock of CORPORATION. The SHARES are validly issued, fully paid and nonassessable.


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         3.3 Ownership of Shares. SELLER is the owner of the 25,000 of SHARES and in the aggregate owns 100% of the issued and outstanding SHARES of CORPORATION. The SELLER has title to the SHARES free and clear of any and all liens and encumbrances.

         3.4 Consent of Third Parties. This AGREEMENT is legally binding upon SELLER and the consummation of the transactions contemplated hereby in accordance with the terms hereof does not require the consent of any third party.

         3.5 Financial Statements and Pro Form Financial Projections. If requested by BUYER, within sixty (60) days of the date of this AGREEMENT, SELLER shall cause CORPORATION to prepare balance sheets, income statements and related schedules and footnotes for the CORPORATION'S fiscal period commencing in 1997 with the date of incorporation and continuing through December 31, 1997 ("FINANCIAL STATEMENT") which FINANCIAL STATEMENT shall accurately and fairly reflect the financial condition of CORPORATION as of the dates indicated thereon, and the results of the operations of the CORPORATION for the respective fiscal periods then ended. In addition to the foregoing, to the best of SELLER'S knowledge, the proforma financial projections for the CORPORATION previously provided to BUYER and SELLER accurately and fairly reflect the current and future financial condition of the CORPORATION as of the dates indicated thereon, and the results of the operations of the CORPORATION for the respective fiscal periods then ended, subject to the assumptions and representations set forth therein.

         3.6 Absence of Certain Changes. The business operations of CORPORATION have been conducted prudently and in the ordinary course of business and there has been no material change in the financial condition, results of operations, business, business prospects, capitalization or any increase in the compensation of the CORPORATION'S employees, if any.

         3.7 Liabilities. To the best of SELLER'S knowledge (i) as of the date of the last FINANCIAL STATEMENT, CORPORATION did not have any liabilities, whether absolute, accrued, contingent or otherwise, that are not disclosed in the Financial Statement attached hereto, and (ii) there was no basis upon which any person could assert a liability against CORPORATION which was not disclosed on the last FINANCIAL STATEMENT. Since the date of the last FINANCIAL STATEMENT, CORPORATION has not incurred any liabilities not in the ordinary course of business, and to the best of SELLER'S knowledge there is presently no basis upon which a person could assert such a liability, nor has any person asserted the existence of such a liability. SELLER shall be personally liable for, and shall indemnify and hold CORPORATION and BUYER harmless from any and all liabilities of CORPORATION in excess of $50,000 unless BUYER agrees in writing to waive this duty of indemnification.

         3.8 Tax Matters. CORPORATION'S federal, state and local tax returns for 1997 have not been filed or audited. There are no pending tax examinations of, or tax claims asserted against, CORPORATION and there are no known bases for any such claims. CORPORATION has not granted any extension of any limitation period applicable to tax claims which extension is still in effect and has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986. CORPORATION has never filed an election to be taxed as a small business corporation pursuant


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to IRC Section 1361. CORPORATION is and has not been a member of a "control group" as defined in IRC Section 1563 or an affiliated group as defined in IRC
Section 1504.

         3.9 Title to Property. CORPORATION has good and marketable title to all of its assets free and clear of all liens and encumbrances. CORPORATION'S use of intangibles has not and will not infringe the rights of any other person. The rights, properties and other assets presently owned, leased or licensed by CORPORATION and described in this AGREEMENT include all rights, properties and other assets necessary to permit CORPORATION to conduct its business in the same manner as its business has been conducted.

         3.10 Receivables. All of the receivables of CORPORATION are reflected on the books of CORPORATION and are considered to be collectible or have been collected as of the CLOSING DATE.

         3.11 Inventories. The inventories of CORPORATION, if any, are of a quality and quantity to be usable and salable in the ordinary course of CORPORATION'S business.

         3.12 Condition of Tangible Property. The equipment, and other tangible property of CORPORATION are, to the best of SELLER' knowledge, in good condition and repair, and are adequate for the uses to which such property is put in the conduct of the BUSINESS. SELLER have no knowledge of any defects in any of such tangible property.

         3.13 Condemnation. No property owned or leased by CORPORATION is subject to any governmental decree or order, or to the best of SELLER'S knowledge, threatened or proposed order to be sold or taken by any public authority.

         3.14 Schedule of Contracts. Upon request from BUYER, SELLER shall prepare a complete list of all contracts of any type, other than insurance policies, to which CORPORATION is a party. All contracts to which CORPORATION is a party are in full force and effect and the CORPORATION and the other parties thereto have performed all of the obligations required to be performed by them thereunder and are not in default thereof. Neither the execution of this AGREEMENT, nor the consummation of the transactions contemplated hereby, will constitute a default under any of such contracts as to which the sale of the shares contemplated by this AGREEMENT may or does constitute a default. None of such contracts will result in a loss to CORPORATION upon the completion thereof and none of the purchase commitments which are the subject thereof are in excess of the normal requirements of the BUSINESS or establish a price in excess of that customarily charged for the items which are the subject thereof. Full and complete copies of all such contracts will be supplied to BUYER upon request.

         3.15 Insurance Policies. Upon request from BUYER, SELLER shall prepare a complete list of all of CORPORATION'S insurance policies and performance bonds. All such insurance policies are in full force and effect and all premiums due thereunder have been paid on a timely basis. CORPORATION has not been notified by any representative of any insurer of the existence of any ground for cancellation of said policies or for the reduction of coverages provided thereby.


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         3.16 Employment Matters. Upon request from BUYER, SELLER shall prepare a complete schedule of the compensation paid to all employees of CORPORATION.

         3.17 Labor Relations. To the best of SELLER'S knowledge, CORPORATION has complied with all laws, rules, and regulations relating to the employment of labor and has no labor troubles in the sense that there are no strikes, lockouts, work stoppages, or slow downs, pending or threatened against CORPORATION.

         3.18 Legal Proceedings. There are no legal or administrative proceedings of any nature pending or, to the best of SELLER'S knowledge, threatened against or affecting CORPORATION. CORPORATION is not in default of any judgment, writ, injunction, or order of any court or governmental agency.

         3.19 Compliance with Laws. CORPORATION has not received any notice from any governmental entity asserting a violation by CORPORATION of any laws, regulations, or governmental pronouncements of any type, including, without limitation, zoning ordinances and, to the best of SELLER'S knowledge, (i) there are no known claims or investigations involving asserted violations thereof, and
(ii) CORPORATION has duly complied with all statutes, regulations and governmental pronouncements of all types (including, without limitation, zoning ordinances) and has acquired all licenses and permits required for the operation of its business.

         3.20 Environmental Matters.

              a) CORPORATION has, to the best of SELLER'S knowledge: (i) obtained all permits, licenses and other authorizations which are required to be obtained by CORPORATION for the operation of its business under federal, state and local laws relating to the environment; (ii) handled, stored, transported and disposed of its wastes, toxic, hazardous or otherwise, in complete compliance with all such laws; and (iii) complied with all terms and conditions of all such required permits, licenses and authorizations.

              b) SELLER is not aware of and has no knowledge of the presence on or under real property leased by CORPORATION of any pollutants and/or contaminants (by whatever name called) which are prohibited, restricted or otherwise regulated by any federal, state or local governmental entity or authority, including but not limited to the United States EPA, and/or any state, municipal or county health department.

              c) SELLER has not, during the period of time CORPORATION has occupied such real property, knowingly caused or permitted any of such pollutants and/or contaminants, as described above, to have been deposited, placed or suffered to remain on or under the real property in violation of law.

              d) SELLER shall not, following the date hereof, cause or permit any of such pollutants and/or contaminants, as described above, to be deposited, placed or suffered to remain on or under the real property in violation of law.


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              e) Provided, further, however, that nothing described above shall impose liability on SELLER in the event of the presence, unknown to SELLER, on or under the real property of any such pollutants and/or contaminants which have migrated to the real property from an outside third party source.

              f) SELLER is not aware of and have no knowledge of any claim having been made by or any classification having been made or determined by the Department of the Army, Corps of Engineers, that all or any part of the real property, has been, is, or should be classified as "wetlands".

         3.21 Affiliations. SELLER does not have any direct or indirect interest in any business enterprises which either compete with CORPORATION or have had business dealings with CORPORATION that have not been disclosed in this AGREEMENT or otherwise in writing to the BUYER.

         3.22 Bank Accounts. Upon request from BUYER, the SELLER shall prepare a complete and accurate list of each bank or financial institution with which CORPORATION has an account (including the account numbers) or safety deposit box and the names of the persons authorized to draw thereon or have access thereto.

         3.23 Disclosure. SELLER has disclosed to BUYER all facts material to the business, assets, operations, financial condition, and prospects of CORPORATION.

         3.24 Related Parties' Loans. Upon request from BUYER, the SELLER shall prepare a list of all loans to or from CORPORATION and its officers, directors, shareholders, employees, and members of their families.

         3.25 Deliveries by SELLER. In connection with the proposed sale of the SHARES, SELLER have delivered to BUYER or its counsel the documents, or true and complete copies thereof, listed below:

              a) The Articles of Incorporation of CORPORATION; and

              b) The Code of Regulations of CORPORATION.

                                   SECTION 4.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         BUYER represents and warrants as follows:

         4.1 Consent of Third Parties. Subject only to ratification of this AGREEMENT by the United States Bankruptcy Court, this AGREEMENT is legally binding upon BUYER and BUYER'S consummation of the transactions contemplated hereby does not require the consent of any third party.


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         4.2 Securities Exemption. BUYER is a sophisticated and knowledgeable individual who is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933. BUYER has had an opportunity to conduct an independent investigation into the affairs of the CORPORATION. BUYER represents that it is acquiring the SHARES for its personal investment and not with an intention to re-sell or distribute the SHARES to third parties who are not parties to the AGREEMENT. BUYER stipulates that the purchase of the SHARES is a speculative transaction and that BUYER is prepared to incur risk of loss of his investment. BUYER also stipulates that the sale of the SHARES pursuant to the AGREEMENT has been effected pursuant to the provisions of Regulation D and
Section 4(2) of the Securities Act of 1933 and comparable provisions of applicable state securities laws. BUYER agrees to file any documents reasonably required by SELLER to comply with applicable securities laws. SELLER represents that he has had direct, continuing and first-hand experience with the business and operation of BUYER and its financial condition and affairs. SELLER acknowledges that (i) BUYER is currently functioning as Debtor-in-Possession pursuant to Chapter 11 of the United States Bankruptcy Code, (ii) there is little, if any, market for the BUYER's Class A Common Stock and there may be never be any market for such securities, (iii) the Class A Common Stock is deemed to be "high risk" and "speculative," and (iv) there is no assurance or guarantees that the Class A Common Stock will never have any economic value.

         4.3 Financial Statement and Pro Form Financial Projections. Upon request by SELLER, BUYER will provide SELLER with a copy of its financial statement as filed with the United States Bankruptcy Court. BUYER hereby authorizes SELLER (at SELLER'S expense) to secure a credit report on BUYER. BUYER represents that the final statements identified above fairly and accurately reflect BUYER'S financial condition and that there are no adverse facts not described to SELLER in writing regarding BUYER'S financial affairs.

                                   SECTION 5.

                               COVENANTS OF SELLER

         Unless BUYER waives such performance in writing, SELLER covenants as follows:

         5.1 Conveyance of Title to Shares. At the CLOSING (as defined in
SECTION 9 hereinafter), SELLER will convey good and marketable title to the SHARES to BUYER free and clear of all security interests, claims, liens, proxies, charges, or other encumbrances.

         5.2 SELLER'S Closing Certificate. SELLER shall execute and deliver to BUYER at the CLOSING a certificate which shall certify that, except as otherwise specifically provided therein: (a) all of the representations and warranties made by SELLER in this AGREEMENT are true and accurate in all respects as of the CLOSING with the same force and effect as though made at such time; and (b) SELLER has fully performed and/or complied with all of his covenants and other obligations under this AGREEMENT required to be performed and/or complied with by them as of the CLOSING. SELLER shall describe in such certificate the circumstances concerning any incorrect or inaccurate representations or warranties identified therein. From the date hereof until


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the date of CLOSING, SELLER shall notify BUYER immediately in writing if any of the representations and warranties made herein should become untrue or inaccurate.

         5.3 Conduct of Business. To and through the date of CLOSING, subject to
SECTION 5.8 hereof, CORPORATION shall conduct its business prudently and in the ordinary course consistent with past practice.

         5.4 No Amendments. To and through the date of CLOSING, no change or amendment shall be made to the Articles of Incorporation or Code of Regulation of CORPORATION.

         5.5 No Capital Changes. To and through the date of CLOSING, CORPORATION shall not issue or grant options, warrants, or rights to purchase or to subscribe to any of its stock or any securities or obligations convertible into its stock or make any other changes in its capital structure.

         5.6 No Dividends or Redemptions. To and through the date of CLOSING, CORPORATION shall not declare or pay any dividend or other distribution in respect of its stock or purchase any of its stock.

         5.7 Forbearance by Corporation. To and through the date of CLOSING, except as otherwise specifically provided for or required herein, CORPORATION shall not do, or agree to do, any of the following:

              a) Incur any liability other than in the ordinary course of business or pay any liability other than current liabilities and current maturities of existing long term debt;

              b) Incur any indebtedness for borrowed money or assume, guarantee or otherwise become responsible for the obligations of any other person;

              c) Mortgage, pledge, or otherwise encumber any of its assets;

              d) Sell or transfer any of its assets other than sales of inventory in the ordinary course of business;

              e) Sell any of the inventory of CORPORATION other than in the ordinary course of business;

              f) Cancel, release, or assign any obligations owed to CORPORATION or any claims held by it;

              g) Enter into or terminate any leases or contracts or make any material changes therein;

              h) Increase in any manner the compensation of any of CORPORATION'S employees (including an increase in fringe benefits or the provision of fringe benefits to employees not previously entitled thereto) or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any employees, or enter into any new pension, retirement, or profit sharing plan or agreement or employment agreement;

              i) Hire or terminate any employee, except for just cause;

              j) Grant or extend any power of attorney or appoint any agent;

              k) Loan money or assets to any person;

              l) Adopt any new method of accounting; or

              m) Make any capital expenditures without BUYERS consent in writing.

         5.8 Insurance; Maintenance and Location of Property. To and through the date of CLOSING, CORPORATION shall continue to insure its business, employees, and assets against all insurable risks in the manner and to the extent such items were insured on the date hereof and all assets of CORPORATION shall be used, maintained, and repaired in a careful and reasonably prudent manner. On the CLOSING DATE all of the assets of CORPORATION shall be located on premises owned or leased by CORPORATION.

         5.9 Access. To and through the date of CLOSING, SELLER shall grant BUYER and its agents full access to all personnel records, assets, records and documents of CORPORATION and shall furnish such financial and operating information as BUYER may reasonably request. SELLER shall provide, upon BUYER'S request, verification of CORPORATION'S receivables and liabilities.

         5.10 Filing of Tax Returns. To and through the date of CLOSING, any tax returns required to be filed by CORPORATION on or prior to the CLOSING shall be submitted to BUYER for review.

         5.11 Resignations. To and through the date of CLOSING, SELLER shall cause CORPORATION'S statutory agent and all of its officers, directors, and trustees of CORPORATION'S retirement plans to resign in writing from such positions as of the CLOSING.

         5.12 Professional Fees. As of CLOSING, all professional fees, including, without limitation, all attorney or accountant fees, incurred by SELLER as a result of the negotiation and preparation of the within AGREEMENT and the consummation of the transactions contemplated hereby shall be paid by BUYER.

         5.13 Confidential Information. For a period of three (3) years after the CLOSING, SELLER shall not disclose any confidential or proprietary information or trade secrets of CORPORATION including, without limiting the foregoing, the identity of any of CORPORATION'S customers or suppliers, and the prices at which CORPORATION has sold or purchased products or services nor shall SELLER use such information for their own purposes to the detriment of CORPORATION.

         5.14 Noncompetition Covenant. For a period of three (3) years after the CLOSING hereof, SELLER shall not within the United States of America, Canada or Mexico directly or indirectly engage in any activity competitive with the business of CORPORATION, including the business activities conducted by the CORPORATION subsequent to its incorporation and prior to the CLOSING DATE. For purposes hereof, indirect engagement shall be deemed to include involvement in, or association with, any corporation, partnership, joint venture, or other entity (whether as shareholder, director, officer, partner, investor, joint venturer, employee, agent, or independent contractor) engaged in any activity in competition with the business of CORPORATION. The foregoing shall not prohibit SELLER from owning stock in any corporation whose stock is publicly-traded, from owning shares in any mutual fund or from owning any life insurance, annuity or variable annuity policy issued by a life insurance company. SELLER acknowledges that money damages would be an inadequate remedy for a breach of this covenant and that in addition to such money damages BUYER shall be entitled to injunctive relief.

                                   SECTION 6.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of BUYER to be performed hereunder shall be subject to the satisfaction (or waiver by BUYER) on or before the CLOSING of each of the following conditions, absent which, at BUYER'S election, both parties shall be relieved of any further obligation to one another and any funds or securities deposited or paid by either party shall be returned to the party so depositing or paying compensation:

         6.1 Representations and Warranties True and Accurate as of Closing. The representations and warranties of SELLER contained herein shall be true and accurate in all respects as of the CLOSING with the same force and effect as though made at such time.

         6.2 Performance of Obligations of SELLER. SELLER shall have completely performed all of his covenants and obligations hereunder.

         6.3 Material Adverse Facts. BUYER shall not have discovered nor shall there have occurred after the date hereof, any events, facts or circumstances which reflect in any material adverse way on the financial condition, assets, liabilities, business, or prospects of CORPORATION, in the event that BUYER discovers any such fact, event or circumstance at any time prior to the Effective Date of the Plan of Reorganization, the BUYER, at its sole election, may declare this AGREEMENT to be null and void. SELLER may cause the CORPORATION to pay out to SELLER all cash, the cash value of life insurance policies, and funds in bank accounts to satisfy compensation and debt obligations owed to the SELLER by the CORPORATION, and BUYER consents thereto.

         6.4 Form of Documents. All certificates, opinions, and other documents to be delivered by SELLER to BUYER hereunder shall be in form and substance satisfactory to counsel for BUYER.

         6.5 Consulting and Employment Agreements. The key employees identified by BUYER shall have executed and delivered Employment or Consulting Agreements to the CORPORATION in form satisfactory to counsel for BUYER:

         6.6 Ratification of the Agreement and Confirmation of the Plan of Reorganization. BUYER is currently functioning as a Debtor-in-Possession pursuant to Section 1107 of the United States Bankruptcy Code. The obligations of BUYER to be performed pursuant to this AGREEMENT are specifically contingent upon ratification of this AGREEMENT by the United States Bankruptcy Court for the District of Nevada. In the event that the Bankruptcy Court refuses, for any reason, to ratify this AGREEMENT, the AGREEMENT shall be null and void and have no legal binding effect upon the BUYER or SELLER. In addition to the foregoing, this AGREEMENT is specifically contingent upon confirmation by the Bankruptcy Court of the Plan of Reorganization to be filed by the BUYER with the Bankruptcy Court, and in the event that the Bankruptcy Court refuses, for any reason, to confirm the Plan of Reorganization as submitted by the BUYER, this AGREEMENT shall be null and void and have no further effect or impact upon the BUYER or SELLER. SELLER specifically and explicitly assumes the risk that either (a) the Bankruptcy Court may refuse to ratify this AGREEMENT, or (b) the Bankruptcy Court may refuse to confirm the Plan of Reorganization as submitted by the BUYER.

                                   SECTION 7.

                               COVENANTS OF BUYER

         From the date hereof to and including the CLOSING, BUYER covenants as follows (unless otherwise agreed in writing by SELLER):

         7.1 BUYER'S Closing Certificate. BUYER shall execute and deliver to SELLER at the CLOSING a certificate which shall certify that, except as otherwise specifically provided therein: (a) all of the representations and warranties made by BUYER in this AGREEMENT are true and accurate in all respects as of the CLOSING with the same force and effect as though made at such time; and (b) BUYER has performed and/or complied with all of its covenants and other obligations under this AGREEMENT required to be performed and/or complied with by it as of the CLOSING. Such certificate shall describe in detail the circumstances which caused it to identify the falsity or inaccuracy of any representations or warranties or the failure to perform or comply with any covenant or other obligation hereunder. From the date hereof until the date of CLOSING, BUYER shall notify SELLER immediately in writing if any of the representations and warranties made herein should become untrue or inaccurate.

                                   SECTION 8.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of SELLER to be performed hereunder shall be subject to the satisfaction (or waiver by SELLER) on or before the CLOSING of each of the following conditions:

         8.1 Representations and Warranties True and Accurate as of Closing. The representations and warranties of BUYER contained herein shall be true and accurate in all respects as of the CLOSING with the same force and effect as though made at such time.

         8.2 Payment of Purchase Price. BUYER shall pay the purchase price in the amount and manner specified herein.

         8.3 Escrow. All stock to be exchanged pursuant to this AGREEMENT shall be held in escrow by Walter & Haverfield, P.L.L. of Cleveland, Ohio, (the "Escrow Agent"), legal counsel to BUYER until the Effective Date of the Plan of Reorganization. In the event that either (a) the Bankruptcy Court refuses to ratify this AGREEMENT, (b) the Plan of Reorganization is not confirmed, or (c) the BUYER elects to terminate this AGREEMENT, this AGREEMENT shall be deemed to be null and void and the Escrow Agent shall return the stock to the grantor from whom it was received, otherwise the stock shall be exchanged and distributed by the Escrow Agent on the Effective Date of the Plan of Reorganization, pursuant to the terms of this AGREEMENT.

                                   SECTION 9.

                                     CLOSING

         9.1 Time and Place. The closing (CLOSING) of the sale of the SHARES hereunder shall take place at a mutually agreeable location at 9:00 a.m. on the Effective Date of the Plan of Reorganization as submitted by the BUYER, as the term "Effective Date" is defined in the Plan.

         9.2 Obligations of SELLER. Within thirty (30) days of the date of this AGREEMENT, SELLER and BUYER shall deliver, or cause to be delivered, to Escrow Agent the following:

              a) The certificates for the SHARES duly endorsed for transfer to BUYER or with duly executed stock powers attached and the shares to be exchanged by SELLER to BUYER, duly endorsed;

              b) The certificates attesting to the truth of SELLER'S representations and warranties as of the CLOSING required hereby;

              c) The resignations of CORPORATION'S statutory agent, officers, directors, trustees and employees required hereby;

              d) Any necessary supplements to the exhibits attached hereto; and

              e) The minute book and stock record book of CORPORATION.

         9.3 Additional Actions. Each of the parties, individually and/or in their corporate capacities, hereby agrees to execute and deliver all such additional documents and take all actions necessary or appropriate to consummate any and all of the transactions contemplated hereby.

                                   SECTION 10.

          INDEMNIFICATION AND POST CLOSING ADJUSTMENT IN PURCHASE PRICE

         10.1 Indemnification by SELLER. SELLER agrees to indemnify and hold BUYER and CORPORATION harmless from any liabilities or losses (including attorneys' fees and all costs of defense) which are not otherwise covered by any policy of insurance to which the CORPORATION was, or is, a party, resulting from:

              a) The falsity or inaccuracy of any representations or warranties made herein by SELLER;

              b) The failure of SELLER to completely perform any of its covenants or other obligations hereunder; or

              c) Any liability or loss incurred or suffered by CORPORATION or BUYER after the CLOSING which relates or is attributable to intentional acts or omissions of SELLER prior to the CLOSING or (ii) SELLER'S performance pursuant to this AGREEMENT.

SELLER shall be required to hold BUYER and CORPORATION harmless from the cost of defending a claim (which is the subject of indemnification hereunder) made by a third party against CORPORATION and/or BUYER even if it is ultimately determined that the claim is without merit.

         10.2 Indemnification by Buyer. BUYER agrees to indemnify and hold SELLER harmless from any liabilities or losses resulting from:

              a) The falsity or inaccuracy of any representations or warranties made herein by BUYER;

              b) The failure of BUYER to completely perform any of his covenants or other obligations hereunder; or

              c) Any liability or loss incurred or suffered by SELLER after the CLOSING which relates or is attributable to acts or omissions of BUYER prior to or after the CLOSING.

         10.3 Defense of Ownership in Chapter 11 Proceeding. BUYER acknowledges that it is aware that one or more third parties may assert a claim of ownership to some or all of the SHARES of VIVATEL. BUYER has informed SELLER that, BUYER intends to commence an adversary proceeding in the United States Bankruptcy Court for the purposes of confirming that it has acquired ownership (free and clear of all liens and encumbrances) to the SHARES. BUYER agrees that is shall be responsible for all expenses (including attorney fees) incurred by BUYER or SELLER in this Chapter 11 adversary proceeding. BUYER has no duty or obligation to indemnify or hold SELLER harmless with respect to (i) any expenses, attorney fees or damages incurred by SELLER in any legal proceeding except as noted above and (ii) any monetary judgment which may be entered against SELLER in the Bankruptcy case or any other legal proceeding. If BUYER incurs any expenses in the defense of SELLER, BUYER, at its election, may retain a portion of the Class A Common Stock as an offset against such expenses. In the event that a court of complete jurisdiction should determine that SELLER does not own the SHARES, SELLER shall reimburse BUYER for all costs and attorney fees incurred in the prosecution of its claim.

         10.4 Defense. If an indemnified party or parties hereunder should receive notice of any claim or proceeding against it or them made by a third party that might result in an indemnification claim hereunder, the indemnified party or parties shall promptly give the indemnifying party or parties written notice of such claim or proceeding and shall permit the indemnifying party or parties at their option, to conduct or participate in the defense of such claim or proceeding by counsel of the indemnifying party's or parties' own choosing and at their own expense. If the indemnifying party or parties accept the tender of the defense of such claim, they shall be deemed to have accepted for their account any and all liability resulting from or relating to such claim. If the indemnifying party or parties decline to conduct the defense of such claim or proceeding, the indemnified party or parties shall assume the defense thereof and may settle the same without the consent of the indemnifying party or parties.

         10.5 Escrow of POWERTEL Class A Common Stock and Post Closing Adjustment of Purchase Price. SELLER has made certain representations to BUYER respecting the business affairs of VIVATEL and its future financial performance. SELLER has agreed as follows:

              a) The Class A Common Stock of POWERTEL to be issued pursuant to
Section 2.1 of this AGREEMENT shall be held in escrow as provided in Section 8.3 for a 24 month term after CLOSING, except that 5/35th (14.3%) of the shares shall be released to SELLER at CLOSING.

              b) After the initial distribution of 5/35ths, the remaining 30/35th of the shares shall not be distributed from escrow until the occurrence of one of the following three events. The first event shall be deemed to occur at the end of the third consecutive month in which VIVATEL has collected revenues from telecommunications operations in excess of $300,000 (U.S.) for each of the preceding three months. Upon the occurrence of the first event, 10/30 of the remaining shares in escrow shall be released. The second event shall be deemed to occur at the end of the third consecutive month in which VIVATEL has collected revenues from telecommunications operations in excess of $600,000 (U.S.) for each of the preceding three months. Upon the occurrence of the second event, 1/2 of the remaining shares in escrow shall be released. The Third event shall be deemed to occur at the end of the third consecutive month in which VIVATEL has collected revenues from telecommunications operations in excess of $900,000 (U.S.) for each of the preceding three months. Upon the occurrence of the third event, the remaining shares in escrow shall be released. In the event that VIVATEL fails to achieve the revenue targets within 24 months after CLOSING, SELLER shall be deemed to have forfeited the remaining Class A Common Stock and the Escrow Agent shall return the unissued shares to POWERTEL USA. For purposes of this Section 10.5(b), the three breakpoints (i.e. the $300,000, $600,000 and $900,000) must be achieved separately, not concurrently, i.e. if the VIVATEL revenue is $900,000 per month for three consecutive months, but VIVATEL has not previously satisfied the breakpoints of $300,000 and $600,000, the $900,000 revenue is deemed to satisfy only the first breakpoint and not all three breakpoints.

                                   SECTION 11.

                            MISCELLANEOUS PROVISIONS

         11.1 Survival of Closing. The provisions of Sections 2, 3, 4, 5.14, 5.15, 7, 10 and 11 shall survive the CLOSING.

         11.2 Notices. Any notices required or permitted hereby shall be deemed given when sent by one party to the other, and to its counsel, in writing by registered or certified U.S. mail, postage prepaid, addressed as follows:

         SELLER:               David L. Wallace
                               5545 Shadow Lawn Drive
                               Sarasota FL 34242

         BUYER:                PowerTel USA, Inc.
                               c/o Mr. Richard Cascarilla
                               President
                               321 West Lake Lansing Rd., Suite 100
                               East Lansing, MI 48823

         BUYER'S COUNSEL:      Van P. Carter, Esq.
                               Walter & Haverfield
                               1300 Terminal Tower
                               Cleveland, Ohio 44113

         VIVATEL:              VivaTel Telecommunications, Inc.
                               c/o David Wallace
                               5545 Shadow Lawn Drive
                               Sarasota, FL 34242

The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.

         11.3 Successors and Assigns. None of the parties hereto may assign their rights or delegate their duties hereunder without the prior written consent of all parties to this AGREEMENT, which consent will not be unreasonably withheld. This AGREEMENT shall be binding upon and inure to the benefit of the heirs, executors, administrators, and successors of the parties hereto.

         11.4 Integrated Agreement. This instrument and the exhibits attached hereto constitute the complete and exclusive agreement of the parties. The terms of this AGREEMENT may not be modified except in a writing signed by all of the parties hereto.

         11.5 Risk of Loss. Risk of loss of, or damage or destruction to, the assets of CORPORATION shall be borne by SELLER until the CLOSING. In the event of material damage or destruction to such property, SELLER shall promptly notify BUYER. BUYER shall thereupon have the right, at its option, to elect to terminate this AGREEMENT without liability or to proceed to the CLOSING and accept any insurance proceeds received by CORPORATION as a result of such damage or destruction. "Material damage" shall mean such damage as prevents the CORPORATION from effectively conducting its business.

         11.6 Governing Law. The rights and obligations of the parties hereunder and the interpretation of this AGREEMENT shall be governed by the laws of the state of Nevada (other than those relating to conflicts of laws).

         11.7 No Finder's Fees or Brokerage Commissions. Each of the parties hereto represents that it dealt with no brokers or finders with respect to the sale of the SHARES hereunder and that there are no brokerage commissions, finder's fees, or similar payments owed as a result thereof.

         11.8 Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. The receipt of a telefax copy of any executed page shall be accepted as the original.

         11.9 Waivers. Waiver of the benefit of any provision hereof must be in writing to be effective. The waiver by any party of a breach of any provision of this AGREEMENT shall not operate or be construed as a waiver of any subsequent breach. No action taken pursuant to this AGREEMENT, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or other obligations contained herein.

         11.10 Books and Records and Tax Returns. Prior to the CLOSING, BUYER will during regular business hours provide SELLER with reasonable access to SELLER'S financial and accounting books and records which relate to the period prior to the CLOSING, provided, however, that SELLER shall have similar access at if audits of the SELLER'S individual federal, state or local income tax returns necessitate access to CORPORATION'S records or in the event BUYER defaults in the timely payment of any amounts due to SELLER hereunder. For purposes hereof, access to books and records shall include the right to make copies thereof. In addition, neither the CORPORATION nor BUYER shall file any federal, state or local tax return or form for the fiscal year ending August 30, 1997 unless and until such return is reviewed and approved by SELLER.

         11.11 Interpretation. Except where otherwise required by the context, words of any gender used herein shall be deemed to include any and all genders and the singular and plural shall be interchangeable.

         11.12 Public Announcement. The parties hereto shall make no public announcement of the transactions which are the subject of this AGREEMENT until after the CLOSING. Until such time, the parties shall use their best efforts to prevent third persons (other than third persons whose consent must be obtained in order to consummate such transactions) from learning of such transactions, the negotiations concerning same, or the fact that the SELLER desire to sell the SHARES.

         11.13 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer or shall be construed as conferring upon or giving to any person other than the parties hereto and CORPORATION any rights or benefits under or by reason of this AGREEMENT.

         11.14 Incorporation by Reference. Each Exhibit referenced in this AGREEMENT is hereby incorporated by reference and deemed to be a material component of this AGREEMENT as if fully set forth therein.

         11.15 Commitment to Assist in Post Closing Matters. The Parties to this AGREEMENT acknowledge that it may be necessary to amend this AGREEMENT and/or to execute additional documents in order to implement the understanding which has been reached, and each Party to this AGREEMENT commits to cooperate and use its/his best efforts in order that the objectives of this AGREEMENT may be achieved.

         11.16 Accuracy of Recitals. The Recitals set forth above are true and correct and are hereby incorporated herein by reference.

         11.17 Entire Agreement. This AGREEMENT constitutes the entire agreement by and among the Parties with respect to the exchange of shares and all other agreements, oral or written including but not limited to the Prior Agreement shall be deemed to be null and void.

         11.18 Effective Date. This AGREEMENT supersedes the Prior Agreement and is effective retroactively to December 1, 1997, the effective date of this AGREEMENT.

         To evidence their consent to the foregoing, the parties executed this instrument on the dates set opposite their signatures below.

                                         BUYER: POWERTEL USA, INC.

Dated:                                   By: /s/ Richard A. Cascarilla
      -------------------                    --------------------------------
                                             Its: President

                                         VIVA TELECOMMUNICATIONS, INC.

Dated:                                   By: /s/ David L. Wallace
      -------------------                    --------------------------------
                                         Its: President

                                         SELLER: DAVID L. WALLACE

Dated:                                   /s/ David L. Wallace
      -------------------                ------------------------------------